_________________________________________________________________




	SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	FORM 8-K

	CURRENT REPORT



	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934



	Date of Report (date of earliest event reported):

				September 24, 1996



	IATROS HEALTH NETWORK, INC.
	(Exact name of registrant as specified in its charter)



Delaware				0-20345			23-2596710
(State or other	    (Commission	  (I.R.S. Employer
jurisdiction of	    File Number)	 Identification No.)
Registrant)


	10 Piedmont Center, Suite 400, Atlanta, Georgia 30305
	(Address of principal executive office) (Zip Code)



	Registrant's telephone number: (404) 266-3643




	_________________________________________________________________

Item 5.

	On September 24, 1996 registrant entered into a Purchase and Sale Agreement with William Gillis, Joseph Hogan and Ward Hand (together referred to as "Sellers") for the purchase by registrant of the stock of Gorham Health Care, Inc. Gorham Health Care, Inc. owns the real estate and assets used in the operation of a long term health care facility located at 50 New Portland Road, Gorham, Maine. The Gorham House facility has approximately (i) 50 licensed ICF beds, 18 of which are skilled care beds, (ii) an 84 unit congregate apartment, (iii) a separate 17 ICF licensed bed skilled care unit, and a 15 unit child day care program.

	The purchase price for Gorham House is $16,200,000 and that purchase price was reached through arm's length negotiations based on the parties' estimation of the fair market value of the stock sold. The Purchase and Sale Agreement specifies January 31, 1997 as the closing date for the purchase, unless another date is agreed to by the parties. From the date of the Agreement through October 31, 1996, the purchaser will be conducting due diligence investigations.

	The Purchase and Sale Agreement is assignable by the registrant. Prior to the closing date, the registrant intends to assign its purchase rights to an unrelated for-profit or not-for-profit corporation and to enter into a management agreement with the assignee to manage the Gorham House Facility after the purchase is consummated by the assignee.

	The Purchase and Sale Agreement allows registrant 60 days to inspect the purchased assets to decide whether to consummate the transaction.


	SIGNATURES

	Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



							IATROS HEALTH NETWORK, INC.



Dated: October ____, 1996.			By:        /s/

								Joseph C. McCarron
								Executive Vice President




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